UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2009

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Southern Trust Securities Holding Corp.

(Exact name of registrant as specified in its charter)

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Florida	000-52618	651001593
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

145 Almeria Ave., Coral Gables, Florida     33134

(Address of principal executive offices)     (zip code)

(305) 446-4800

Registrant’s telephone number, including area code

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Compensatory Arrangements of Certain Officers

On November 18, 2009, Southern Trust Securities Holding Corp. (the “Company”) and Robert Escobio, the Chief Executive Officer and Chief Financial Officer of the Company, entered into an Agreement of Waiver of Stock with respect to certain shares of unvested stock granted to Mr. Escobio by the Company on January 4, 2007. Mr. Escobio has agreed to forfeit his right to such shares, which would otherwise vest on December 4, 2009 through July 4, 2010. In total, the Company will cancel out 1,000,000 shares currently issued to Mr. Escobio over the eight-month period. Neither Mr. Escobio nor the Company shall receive any compensation with respect to such shares, or owe any additional sums with respect to such shares. The Agreement is attached hereto and filed herewith as Exhibit 10.7.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN TRUST SECURITIES HOLDING CORP.

Date:	November 18, 2009	By:	/s/ ROBERT ESCOBIO
Robert Escobio
Chief Executive Officer

EXHIBIT

Exhibit 10.7	Agreement of Waiver of Stock